SECURITIES AND EXCHANGE COMMISSION

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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CHAOLEI SALES AND MARKETING COMPANY
(Exact Name of Small Business Issuer in its Charter)

Florida	5099	65-0968839
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

2416 Lincoln Street
Hollywood, FL 33020
(305) 909-6987
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Chaolei Marketing and Finance Co.
2416 Lincoln Street
Hollywood, FL 33020
(305) 909-6987
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	1,711,026	$0.001	$1,711	$1.00

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were issued in exchange for services in October, 2007. The price of $0.001 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED February __, 2009

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

1,711,026 SHARES OF
CHAOLEI MARKETING AND FINANCE CO.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,711,026 shares of our common stock can be sold by selling security holders at a fixed price of $0.001 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The selling stockholders, and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Brokers or dealers effecting transaction in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of our exemption from registration.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE ___.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: February __, 2009

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

ABOUT OUR COMPANY

Chaolei Marketing and Finance Company (f/k/a BioTex Holdings, Inc.) (the Company) was established to act as a sales, marketing and finance agent of Sichuan Chaolei Industry Stock Co, Ltd. (CICO), a company organized in the People’s Republic of China that mines silicon, produces poly- and mono- crystalline silicon ingots and wafers for use in photovoltaic cells and computer chips.  Additionally, CICO owns a subsidiary company that produces pipes for hydroelectric projects.

Biotex Holdings, Inc. (previously Capital Ventures Group I, Inc.) was incorporated on December 17, 1999 under the laws of the State of Florida to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.
As reflected in the accompanying financial statements, we have limited operations, a stockholders' equity of $127,746 and a working capital of $73,952 and used cash in operations of $2,808.  This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

We believe that actions presently being taken to obtain additional funding and implement our strategic plans provide the opportunity for us to continue as a going concern.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.001 was determined by the price shares were issued in exchange for services in October, 2007 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data for the year ended December 31, 2007 and 2006 are derived from our audited financial statements. The interim financial data for the nine-month periods ended September 30, 2008 and 2007 are derived from our unaudited financial statements.

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,
	(Unaudited)		(Audited)
	2008	2007	2007	2006
Revenues	$137,175	$-	$14,489	$-

Total operating expenses	142,473	6,500	30,458	9,900

Net income (loss)	$(5,089)	$(6,500)	$(15,969)	$(9,900)

Net loss per share-basic and diluted	$(0.00)	$(0.00)	(0.00)	$(0.00)

BALANCE SHEET DATA:	As of September 30,	As of December 31, 2007 (Audited)
	2008 (Unaudited)

Current assets	$76,452	$79,441

Total assets	$130,246	$133,235

Total liabilities	$2,500	$400

Stockholders’ equity	$127,746	$132,835

WHERE YOU CAN FIND US

Our principal executive office location and mailing address is 2416 Lincoln Street, Hollywood, FL 33020. Our telephone number is (305) 909-6987.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Florida in January 1999. We have no significant financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern.  From January 1, 2008 to September 30, 2008, we have incurred a net loss of $5,089. If our revenues do not increase significantly or we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

WE CANNOT ASSURE YOU THAT OUR GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow through increasing the distribution and sales of the silicon products by penetrating existing markets in China and entering new geographic markets around the world. However, many obstacles to entering such new markets exist, including, but not limited to, shipping and delivery costs, costs associated with marketing efforts and maintaining attractive foreign exchange ratios. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.001 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were issued in exchange for services in October, 2007.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

We are registering 1,711,026 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 4, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Except as indicated in the footnotes to the table, no selling shareholder has had any material relationship with us or our predecessors or affiliates during the last three years.

Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold	Shares of Common Stock Owned After Offering	Percent of Common Stock Owned After Offering (1) (2)
Fan Luo (3)	10,621,226	221,226	10,400,000	17.33%
Cuiling Jia (4)	3,727,092	177,092	3,550,000	5.92%
Chenliang Zhou	2,753,286	153,286	2,600,000	4.33%
Ruya Li	1,593,183	93,183	1,500,000	2.50%
Shuyun Yu	1,391,380	91,380	1,300,000	2.17%
Weichuan Kou	1,147,092	47,092	1,100,000	1.83%
Qinghua Meng	1,062,122	62,122	1,000,000	1.67%
Bohai Yu	1,062,122	62,122	1,000,000	1.67%
Dong Hua	448,000	48,000	400,000	0.67%
Chunming Zou	280,000	30,000	250,000	0.42%
Peter Goldstein	170,022	50,000	120,022	0.20%
Harriett A. Hall	341	341	0	0.00%
Robert L. Hall	341	341	0	0.00%
Faith Hall	341	341	0	0.00%
Martha Schiff	341	341	0	0.00%
Steve Simmons	341	341	0	0.00%
Shirley Ryan	341	341	0	0.00%
Chuck Simmons	341	341	0	0.00%
Inge Goldstein	341	341	0	0.00%
Adam Ryan	341	341	0	0.00%
Mark Palestine	681	681	0	0.00%
Lisa Goldstein-Cohen	341	341	0	0.00%
Mark Kulkowitz	681	681	0	0.00%
Mark Kallan	681	681	0	0.00%
Ken Greenberg	2,806	2,806	0	0.00%
Maurilee Evans	681	681	0	0.00%
Scott Glaser	681	681	0	0.00%
Daniel Marmorstein	681	681	0	0.00%
Charlie Adams	681	681	0	0.00%
Andrew Hesser	681	681	0	0.00%
Gregory Gegerson	681	681	0	0.00%
Melissa Glaser	681	681	0	0.00%
Sylvia Glaser	681	681	0	0.00%
Richard Glaser	681	681	0	0.00%
Scott Schiffman	681	681	0	0.00%
Barry & Patricia Savage	341	341	0	0.00%
Allyn Jacobson	341	341	0	0.00%
Lester Glaser	681	681	0	0.00%
Harris Millman	681	681	0	0.00%
Rickey Thompson	681	681	0	0.00%
Angelo Theodore	681	681	0	0.00%
Lawrence Lotterman	681	681	0	0.00%
George Theodore	681	681	0	0.00%
Victor Rones	681	681	0	0.00%
Carlos Ooten	681	681	0	0.00%

Victoria Cogburn	681	681	0	0.00%
Neal Studd	256	256	0	0.00%
Robert Sachs	2,550	2,550	0	0.00%
Lori Sachs	2,551	2,551	0	0.00%
Thornhill Consulting, Ltd(5)	1,848,856	248,856	1,600,000	2.67%
Bruce S. Trulio	320,000	120,000	200,000	0.33%
Fagui Zhang	448,000	48,000	400,000	0.67%
Tao Lai	224,000	24,000	200,000	0.33%
Amy Silverman	17,003	17,003	0	0.00%
Linda Silverman	34,005	34,005	0	0.00%
Mark Silverman	88,412	88,412	0	0.00%
Martin Scott	25,000	25,000	0	0.00%
Anslow & Jaclin (6)	43,010	43,010	0	0.00%

(1)
Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling security holder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling security holder, except as otherwise indicated in the footnotes to the table.

(2)	As of February 4, 2009, there were 59,999,756 shares of our common stock issued and outstanding.

(3)	Fan Luo is our President, CEO, CFO and Chairman.

(4)	Cuiling Jia is our Director.

(5)	Scott J. Silverman is the beneficial owner of Thornhill Consulting, Ltd. and therefore has investment control over their shares of our common stock.

(6)	Anslow & Jaclin is our legal counsel.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.001 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.001 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value.  There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stocks, $0.001 par value per share.  Currently, we have 59,999,756 common shares are issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement, when issued, will be fully paid and non-assessable.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share.  Currently, we have no preferred shares are issued and outstanding.

Dividends

To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future.  The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.  Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit our ability to pay dividends on our shares of common stock.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Other than Richard Anslow and Gregg Jaclin, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.  Richard Anslow and Gregg Jaclin are partners of Anslow & Jaclin, LLP.

The financial statements included in this prospectus and the registration statement have been audited by Jewett Schwartz Wolfe and Associates to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

Organization Within The Last Five Years

Chaolei Marketing and Finance Company (previously BioTex Holdings, Inc.) was incorporated on December 17, 1999 under the laws of the State of Florida to engage in any lawful corporate undertaking.

In June, 2005 pursuant to a Stock Purchase Agreement and Share Exchange between the Company and BioTex Corp.(“Corp”), a Florida corporation, whereby the Company purchased all of the outstanding shares of Corp. and Corp. became a wholly owned subsidiary of the Company.  BioTex Corp was established in 2003 to develop and employ technologies from around the world to process biomass (plant derived) waste, extract the usable fractions, and then utilize or sell those extractions in further downstream processes.

On December 30, 2005, pursuant to a Stock Purchase Agreement and Share Exchange by and among the Company, Corp and BTX Holdings, Inc., a Florida corporation (“BTX”), BTX purchased all of the outstanding shares of Corp. Pursuant to the Agreement, the Company transferred all of the outstanding shares of Corp. to BTX and Corp. became a wholly owned subsidiary of BTX. Since the Company had no other assets than Corp. and all of the shares of Corp. were transferred to BTX, the Company became a shell company as defined in Rule 12b-2 of the Exchange Act.

On October 22, 2007, we entered into an Agreement to acquire a Marketing and Commission Agreement with Sichuan Chaolei Industry Stock Company, LTD (“CICO”), a company organized in the People’s Republic of China that mines silicon, produces poly- and mono- crystalline silicon ingots and wafers for use in photovoltaic cells and computer chips.  Additionally, CICO owns a subsidiary company that produces pipes for hydroelectric projects.  Pursuant to this Agreement, the Company agrees to be CICO’s exclusive sales agent throughout the World, in China and outside of China, for all products and services offered by CICO.  As consideration for this exclusive right, CICO shall pay the Company a 10% commission on worldwide sales. We issued 53,793,990 shares of common stock to CICO shareholders as identified in Schedule B of the Agreement, as well as 3,000,000 shares of common stock to the individuals identified on Schedule C of the Agreement as a finder’s fee for this transaction.  Pursuant to the Agreement, we filed with the state of Florida to change our name to Chaolei Marketing and Finance Company.

DESCRIPTION OF BUSINESS

General

Chaolei Marketing and Finance Company (f/k/a BioTex Holdings, Inc.) (the Company) was established to act as a sales, marketing and finance agent of Sichuan Chaolei Industry Stock Co, Ltd. (CICO), a company organized in the People’s Republic of China that mines silicon and produces poly- and mono- crystalline silicon ingots and wafers for use in photovoltaic cells and computer chips.  Additionally, CICO owns a subsidiary company that produces pipes for hydroelectric projects.

New Supply Agreements

In October, 2007, we entered into an agreement with Sichuan Chaolei Stock Industry Company, Ltd., or CICO, a Chinese company located in Chengdu, Sichuan Province, People’s Republic of China which caused us to become CICO’s exclusive sales and marketing agent worldwide.  We will receive a commission of 10% of global sales, payable each month based on our and CICO’s sales figures.  On October 22, 2007, the effective date of the transaction, we issued 53,794,042 shares to approximately 2700 shareholders in exchange for the sales and marketing agreement.  Additionally, our sole director and officer named a new board of directors, and hired new executive officers, and resigned his positions at the company.

New Sales Contracts

In December 2007, the Company executed an off-take sales agreement with Canadian Solar, Inc., a Canadian company engaged in the business of research, production, sales and after service of photovoltaic products that convert solar energy into electricity.  CSI is producing solar voltaic products and solar power products for a wide range of applications, as well as works with the OEM process for some of the world’s leading solar voltaic companies.  It is listed on the NASDAQ stock market under the symbol CSIQ.  The Agreement calls for the purchase of these products beginning in 2009 and continuing until 2014.  While the Agreement defines the quantities of silicon products to be delivered in each year, it requires delivery agreements to be negotiated and signed at the end of each year for the following year based on current market prices of silicon.  Currently, polysilicon products sell for approximately $300 per kilo.

In December 2007, the Company executed off-take sales agreements with Osung LST Co., Ltd, a Korean company engaged in the business of research, production, sales and after service of photovoltaic products such as solar grade silicon ingots and wafers.  Osung is listed on the Korean stock market KOSDAQ, under the symbol 052420.KQThe Agreement calls for the purchase of these products beginning in 2009 and continuing until 2014.  While the Agreement defines the quantities of silicon products to be delivered in each year, it requires delivery agreements to be negotiated and signed at the end of each year based on current market prices of silicon.  Currently, polysilicon products sell for approximately $300 per kilo.

Business Model

The use of the products produced by CICO is highly specialized.  They are primarily used by companies in solar energy development, electronics and computer related products.  Our initial business model is based on a process where our sales representatives directly contact end users of the silicon and related products produced by CICO and solicit the sales of our products.   We will, through our various business contacts, identify and initiate contact with wholesale distributors which may purchase the silicon products.  We will then use a combination of direct telephone and in person sales methods to create a market for the product.

In December 2007, the Company executed an off-take sales agreement with Canadian Solar, Inc., a Canadian company engaged in the business of research, production, sales and after service of photovoltaic products that convert solar energy into electricity.  CSI is producing solar voltaic products and solar power products for a wide range of applications, as well as works with the OEM process for some of the world’s leading solar voltaic companies.  It is listed on the NASDAQ stock market under the symbol CSIQ.  The Agreement calls for the purchase of these products beginning in 2009 and continuing until 2014.  While the Agreement defines the quantities of silicon products to be delivered in each year, it requires delivery agreements to be negotiated and signed at the end of each year for the following year based on current market prices of silicon.  Currently, polysilicon products sell for approximately $300 per kilo.

In December 2007, the Company executed off-take sales agreements with Osung LST Co., Ltd, a Korean company engaged in the business of research, production, sales and after service of photovoltaic products such as solar grade silicon ingots and  wafers.  Osung is listed on the Korean stock market KOSDAQ, under the symbol 052420.KQThe Agreement calls for the purchase of these products beginning in 2009 and continuing until 2014.  While the Agreement defines the quantities of silicon products to be delivered in each year, it requires delivery agreements to be negotiated and signed at the end of each year based on current market prices of silicon.  Currently, polysilicon products sell for approximately $300 per kilo.

Sales and Marketing

Our company will employ direct sales as the method of getting the product to the worldwide consumer of these highly specialized products.   Direct sales can occur in person or via the phone. Indirect, or channel sales typically refers to sales through a reseller including those at our main supplier, CICO.  A reseller can order from us directly, from our main supplier, CICO, or from a wholesale distributor.  We intend to contract wholesale distributors by territory and they in turn would sell to multiple resellers.  In any case, the compensation would be based on the reseller’s volume.

Revenue Model

Our revenue model contemplates a single form of revenue, but from multiple sources.  We anticipate earning our revenue based on the success of our sales and marketing efforts provided to our main supplier, CICO, as well as the performance of the off-take agreements signed in December 2007.  We will earn a percentage of sales directly related to our efforts.  Since we will be processing the sales for our client, we will have a direct and firsthand knowledge of the effectiveness of our efforts.

Employees

We have 9 part-time employees. Our president has agreed to allocate a portion of her time to the activities of the Company, without compensation. The employees also serve as employees of a related company, CICO.  Because CICO and CMFC have employees in common and common goals, the employees do not have to dedicate all their time to their duties to one company or another.  Consequently, conflicts of interest may arise with respect to the limited time commitment by such officers and employees.

DESCRIPTION OF PROPERTY

Our business office is located at 2416 Lincoln Street, Hollywood, FL 33020, and is contributed at no charge by an officer of the Company.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock:

There is presently no public market for our shares of Common Stock. We anticipate applying for trading of our Common Stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of Common Stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock:

As of the date of this registration statement, we had 2,857 shareholders of our Common Stock.

Stock Option Grants:

To date, we have not granted any stock options.

Registration Rights:

We have not granted registration rights to the selling shareholders or to any other persons.

Transfer Agent and Registrar:

Mandalay Stock Transfer, 2000 Bay Drive West, Unit 410, Miami Beach, FL 33141.

Dividend Policy:

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Chaolei Marketing and Finance Company

FINANCIAL STATEMENTS

For the year ended December 31, 2007

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders
of Chaolei Marketing and Finance Company f/k/a Biotex Holdings, Inc.

     We have audited the accompanying balance sheet of Chaolei Marketing and Finance Company, f/k/a Biotex Holdings, Inc., (a Florida corporation) as of December 31, 2007 and 2006 and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2007 and 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provided a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chaolei Marketing and Finance Company, f/k/a Biotex Holdings, Inc., as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As more fully described in Note 1, the Company’s need to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jewett, Schwartz, Wolfe & Associates

/s/Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
March 28, 2008

CHAOLEI MARKETING AND FINANCE COMPANY
f/k/a BIOTEX HOLDINGS, INC.
BALANCE SHEETS

ASSETS
	December 31,
	2007	2006
CURRENT ASSETS
Cash	$64,952	$-
Accounts receivable	14,489
Total current assets	79,441	-

Intangible asset	53,794	-

TOTAL ASSETS	$133,235	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$400	$11,750
Total current liabilities	400	11,750

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	$-	$-
Common stock, $0.001 par value, 100,000,000 shares authorized, 59,999,648 and 2,525,571 shares issued and outstanding, respectively	60,000	2,526
Additional paid in capital	114,416	11,336
Accumulated deficit	(41,581)	(25,612)
Total Stockholders’ Equity (Deficit)	132,835	(11,750)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$133,235	$-

The accompanying notes are an integral part of these consolidated financial statements

CHAOLEI MARKETING AND FINANCE COMPANY
f/k/a BIOTEX HOLDINGS, INC.
STATEMENTS OF OPERATIONS

	For The Years Ended December 31,
	2007	2006

REVENUE	$14,489	$-

OPERATING EXPENSES
General and administrative	8,048	250
Professional fees	22,410	9,650
Total operating expenses	30,458	9,900

LOSS BEFORE PROVISION FOR INCOME TAXES	(15,969)	(9,900)

Provision for income taxes	-	-

NET LOSS	$(15,969)	$(9,900)

Net loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the period - basic and diluted	13,985,861	2,523,335

The accompanying notes are an integral part of these consolidated financial statements

CHAOLEI MARKETING AND FINANCE COMPANY
f/k/a BIOTEX HOLDINGS, INC.
STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,969)	$(9,900)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	5,000	2,400
Non-cash capital contributions from related parties	26,760
Change in assets and liabilities
Increase in accounts receivable	(14,489)
(Increase) decrease in accounts payable	(11,350)	7500
Net cash used in operating activities	(10,048)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution related parties	75,000	-
Net cash provided by financing activities	75,000	-

NET INCREASE IN CASH	64,952	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$64,952	$-

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-
Common stock issued for services	$5,000	$2,400
Non-cash capital contributions from related parties	$26,760	$-

The accompanying notes are an integral part of these consolidated financial statements

CHAOLEI MARKETING AND FINANCE COMPANY
f/k/a BIOTEX HOLDINGS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit
	Shares	Amount	Shares	Amount	Capital		Total

BALANCE, December 31, 2005	-	$-	1,709,467	$1,710	$9,752	$(15,712)	$(4,250)

Common stock issued for services	-	-	816,104	816	1,584	-	2,400

Net loss, 2006	-	-	-	-	-	(9,900)	(9,900)

BALANCE, December 31, 2006	-	$-	2,525,571	$2,526	$11,336	$(25,612)	$(11,750)

Common stock issued for marketing agreement	-	-	53,793,990	53,794	-	-	53,794

Common stock issued for services			3,680,087	3,680	1,320		5,000

Capital contributions from related parties					101,760		101,760

Net loss, 2007	-	-				(15,969)	(15,969)

BALANCE, December 31, 2007	-	$-	$59,999,648	$60,000	$114,416	$(41,581)	$132,835

The accompanying notes are an integral part of these consolidated financial statements

CHAOLEI MARKETING AND FINANCE COMPANY
f/k/a BIOTEX HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
 December 31, 2007

NOTE 1 – ORGANIZATION

Organization

Chaolei Marketing and Finance Company (f/k/a BioTex Holdings, Inc.) (the Company) was established to act as a sales, marketing and finance agent of Sichuan Chaolei Industry Stock Co, Ltd. (CICO), a company organized in the People’s Republic of China that mines silicon, produces poly- and mono- crystalline silicon ingots and wafers for use in photovoltaic cells and computer chips.  Additionally,  CICO owns a subsidiary company that produces pipes for hydroelectric projects.

Biotex Holdings, Inc. (previously Capital Ventures Group I, Inc.) was incorporated on December 17, 1999 under the laws of the State of Florida to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

The financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has incurred operating losses since its inception. This condition raises substantial doubt as to the Company’s ability to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Estimates that are critical to the accompanying financial statements arise from the determination of the fair value of the Company’s investment. Because such determination involves subjective judgment, it is at least reasonably possible that the Company’s estimates could change in the near term with respect to this matter.

Revenue Recognition
The Company derives its revenue from the sales generated under their sales and marketing agreement with CICO.  The Company presents revenue in accordance with Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition in Financial Statements”.  Under SAB 104, revenue is realized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is reasonably assured.

CHAOLEI MARKETING AND FINANCE COMPANY
f/k/a BIOTEX HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
 December 31, 2007

Accounts Receivable

The Company is required to estimate the collectibility of its accounts receivable. The Company's reserve for doubtful accounts is estimated by management based on a review of historic losses and the age of existing receivables from specific customers.  The Company considers all accounts receivable collectible as of December 31, 2007 and, therefore, no reserve has been recorded.

Concentration of Credit Risk

During the year ended December 31, 2007 one customer accounted for 100% of the Company's sales.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes (SFAS No. 109). Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Net Loss Per Share

Basic and diluted net losses per common share are presented in accordance with SFAS No.128, Earning Per Share (SFAS No. 128), for all periods presented. Preferred stock conversions to common stock and warrants have been excluded from the calculation of the diluted loss per share for the year ended December 31, 2006 and 2005, because all such securities were anti-dilutive.

 Stock-Based Compensation

In December 2004, FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, (SFAS No. 123(R)) which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). SFAS No. 123(R) supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, (APB No. 25). SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Additionally, SFAS No. 123(R) amends the presentation of the statement of cash flows and requires additional annual disclosures. SFAS No. 123(R) is effective for public companies beginning with the first interim period that begins after June 15, 2005. In April 2005, the Securities and Exchange Commission adopted a new rule that postponed the effective date for SFAS No. 123(R) to the fiscal year beginning after June 15, 2005. The Company expects to adopt SFAS No. 123(R) on January 1, 2006, but as the Company does not have an option plan, there will be no effect upon implementation.

CHAOLEI MARKETING AND FINANCE COMPANY
f/k/a BIOTEX HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
 December 31, 2007

Goodwill and Indefinite-Lived Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill, represents the excess of the purchase price and related costs over the value assigned to net tangible and identifiable intangible assets of businesses acquired and accounted for under the purchase method, acquired in business combinations is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. Under this standard, goodwill and intangibles with indefinite useful lives are no longer amortized.  The Company assesses goodwill and indefinite-lived intangible assets for impairment annually during the fourth quarter, or more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142. If the carrying value of a reporting unit's goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference. SFAS No. 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value.    The Company currently carries $53.794 as an intangible asset associated with the acquisition of the sales and marketing agreement with CICO.  The Company does not believe any impairment of this asset has occurred as of December 31, 2007 and, therefore, has recorded no loss from impairment in its Statement of Operations.

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets, annually, during the fourth quarter, or whenever events or changes in circumstances indicate that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

Business Combinations

In December, 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141 (revised 2007), “Business Combinations” (hereinafter “SFAS No. 141 (revised 2007)”). This statement establishes principles and requirements for how an acquirer a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The scope of SFAS No. 141 (revised 2007) is broader than the scope of SFAS No. 141, which it replaces. The effective date of SFAS No. 141 (revised 2007) is for all acquisitions in which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this statement has no immediate material effect on the Company’s consolidated financial condition or results of operations.

CHAOLEI MARKETING AND FINANCE COMPANY
f/k/a BIOTEX HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
 December 31, 2007

Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB 51

In December, 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (hereinafter “SFAS No. 160”). This statement establishes accounting and reporting standards that require a) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled and presented in the consolidated statement of financial position with equity, but separate from the parent’s equity, b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, c) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, d) when a subsidiary is deconsolidated, any retained noncontrolling  equity investment in the former subsidiary be initially measured at fair value and e) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. The effective date of this standard is for fiscal years and interim periods beginning on or after December 15, 2008. The adoption of this statement had no immediate material effect on the Company’s consolidated financial condition or results of operations.

NOTE 4 – AGREEMENTS

On December 29, 2005 the Company entered a one year employment agreement with its President. The Company is obligated to issue 2,400,000 shares of common stock valued at $2,400 for one year of service.  During the year ended December 31, 2006, the Company amortized $2,400 of deferred compensation.

 On June 30, 2006, pursuant to Paragraph 2 of his Employment Agreement with the Company dated December 30, 2005, our President and CEO, notified the Company of his intention to renew his Employment Agreement as of the date of its expiration, December 31, 2006.  In addition, our President and CEO elected to modify Paragraph 3 to reflect that his annual salary for the additional term, January 1, 2007 through December 31, 2007, shall be $1.00.  On June 30, 2006, the Company and our President entered into an employment agreement for the period January 1, 2007 through December 31, 2007 reflecting the above mentioned change.  The existing employment agreement for the period ending December 31, 2006 remains in full effect until its expiration on December 31, 2006.

On December 1, 2007, the Company entered into a 6 month employment agreement with its Assistant Secretary.  The Company is obligated to pay to our Assistant Secretary $5,000.00 on the 15th of every month beginning December 15, 2007 and ending May 15, 2008.

On December 1, 2007 the Company entered into a 12 month Consulting Agreement with a consulting company to provide regulatory compliance, business development and other ancillary business services.  The Company is obligated to pay the Consultant $5,000 per month, beginning December 1, 2007 and ending November 30, 2008.

CHAOLEI MARKETING AND FINANCE COMPANY
f/k/a BIOTEX HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
 December 31, 2007

NOTE 5       NOTES PAYABLE

 On November 14, 2007, the Company borrowed $1,000 from a related party. The note was unsecured, bears interest at 10% and was due December 31, 2007.  The note and accrued interest was fully repaid as of December 31, 2007.

NOTE 6 – EQUITY

In January 2006 the Company issued 816,104 shares of common stock valued at $2,400 to its President in accordance with his employment agreement.

In March 2007 the Company issued 680,087 shares of common stock valued at $2,000 for services

During 2007, related parties paid $26,760 of bills on behalf of the Company and contributed $75,000 in working capital.  The Company recorded the transactions as capital contributions in the amount of $101,760.

On October 22, 2007, pursuant to a Sales and Marketing Agreement, (the ”SMA”) by and between the Company and Sichuan Chaolei Industry Stock Co., Ltd. a company organized under the laws of China (“CICO”), the Company purchased the right to act as CICO’s exclusive worldwide sales, marketing and finance agent for 56,794,042 shares of common stock, of which 53,794,042 were distributed to the CICO shareholders on a 1 for 1 basis, and 3,000,000 were distributed as consulting fees to an independent consultant of CICO’s .  These shares were valued at $3,000.  Pursuant to the SMA, the Company will receive 10% of all worldwide sales of CICO from the beginning of time and ending on October 22, 2057.    As a result, the Company began operations as a sales and marketing agent, and is no longer a public shell corporation.

Reverse Stock Split

On October 19, 2007, the Company's stockholders approved a 1 for 2.9408 reverse stock split for its common stock. As a result, stockholders of record at the close of business on  October 19, 2007, received one shares of common stock for every ten shares held. Common stock, additional paid-in capital and share and per share data for prior periods have been restated to reflect the stock split as if it had occurred at the beginning of the earliest period presented.

CHAOLEI MARKETING AND FINANCE COMPANY
f/k/a BIOTEX HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
 December 31, 2007

NOTE 7 -   INCOME TAXES

The provision (benefit) for income taxes from continued operations for the years ended December 31, 2007 and 2006 consist of the following:
	December 31,

Current:	2007	2006
Federal	$-	$-
State	-	-
	-	-
Deferred:
Federal	$(5,510)	$(915)
State	(878)	(145)
	(6,388)	(1,060)
Benefit from the operating loss carryforward	6,388	1,060
Benefit for income taxes, net	$-	$-

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

	December 31,
	2007	2006

Statutory federal income tax rate	34.5%	34.5%
Decrease in valuation allowance	(40.0)%	(40.0)%
State income taxes	5.5%	5.5%
Effective tax rate	(0)%	(0)%

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes.   The net deferred tax assets and liabilities are comprised of the following:
2007
Deferred income tax asset:
Net operating loss carry-forwards	$16,650
Valuation allowance	(16,650)
Deferred income tax asset	$-

CHAOLEI MARKETING AND FINANCE COMPANY
f/k/a BIOTEX HOLDINGS, INC.
NOTES TO FINANCIAL STATEMENTS
 December 31, 2007

The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

2007

Deferred tax assets
Current	$-
Non-current	16,650
Valuation allowance	(16,650)
Net deferred income tax asset	$-

The Company has a net operating loss carryforward of approximately $41,000 available to offset future taxable income through 2020.

The Company has made a 100% valuation allowance of the deferred income tax asset at December 31, 2007, as it is not expected that the deferred tax assets will be realized.  The net increase in valuation allowance during the year ended December 31, 2007 was approximately $5,300.

CHAOLEI MARKETING AND FINANCE COMPANY

CONTENTS

PAGES	F-1	REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET AS OF SEPTEMBER 30, 2008.

PAGE	F-3	STATEMENTS OF OPERATIONS FOR THE PERIOD FROM JANUARY 1, 2008 TO SEPTEMBER 30, 2008.

PAGES	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JANUARY 1, 2008 TO SEPTEMBER 30, 2008.

PAGE	F-5	STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM JANUARY 1, 2008 TO SEPTEMBER 30, 2008.

PAGES	F-6 - F-8	NOTES TO FINANCIAL STATEMENTS

CHAOLEI MARKETING AND FINANCE COMPANY f/k/a BIOTEX HOLDINGS, INC BALANCE SHEETS AS OF SEPTEMBER 30, 2008

ASSETS
	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
CURRENT ASSETS
Cash	$62,144	$64,952
Accounts receivable	14,308	14,489
Total current assets	76,452	79,441

Intangible asset	53,794	53,794

TOTAL ASSETS	$130,246	$133,235

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$2,500	$400
Total current liabilities	2,500	400

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	$-	$-
Common stock, $0.001 par value, 100,000,000 shares authorized, 59,999,756 shares issued and outstanding, as of September 30, 2008 and December 31, 2007	60,000	60,000
Additional paid in capital	114,416	114,416
Accumulated deficit	(46,670)	(41,581)
Total Stockholders’ Equity	127,746	132,835

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$130,246	$133,235

The accompanying notes are an integral part of these financial statements.

F-1

CHAOLEI MARKETING AND FINANCE COMPANY f/k/a BIOTEX HOLDINGS, INC STATEMENTS OF OPERATIONS FOR THE PERIOD JANUARY 1, 2008 THROUGH SEPTEMBER 30, 2008

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2008	2007	2008	2007

REVENUE	$-	$-	$137,175	$-

OPERATING EXPENSES
Stock compensation	-	-	-	2,000
General and administrative	31,460	-	62,481	-
Professional fees	19,813	1,500	79,992	4,500
Total operating expenses	51,273	1,500	142,473	6,500

Other income (expense):
Interest income	179	-	209	-
NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	51,094	(1,500)	(5,089)	-

Provision for income taxes	-	-	-	-

NET INCOME (LOSS)	$51,094	$(1,500)	$(5,089)	$(6,500)

Net loss per share - basic and diluted	$0.00	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the period - basic and diluted	59,966,756	9,474,925	59,966,756	9,004,978

The accompanying notes are an integral part of these financial statements.

F-2

CHAOLEI MARKETING AND FINANCE COMPANY f/k/a BIOTEX HOLDINGS, INC STATEMENT OF CASH FLOWS FOR THE PERIOD JANUARY 1, 2008 THROUGH SEPTEMBER 30, 2008

	For The Nine Months Ended September 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,089)	$(6,500)
Adjustments to reconcile net income (loss) to net cash provided in operating activities:
Common stock issued for services	-	2,000
Change in assets and liabilities
Accounts receivable	181	-
Accounts payable and accrued expenses	2,100	(500)
Net cash provided by operating activities	(2,808)	(5,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution related parties	-	5,000
Net cash provided by financing activities	-	5,000

NET INCREASE (DECREASE) IN CASH	(2,808)	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	64,952	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$62,144	$-

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-
Common stock issued for services	$-	$-
Non-cash capital contributions from related parties	$-	$-

The accompanying notes are an integral part of these financial statements.

F-3

CHAOLEI MARKETING AND FINANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
 September 30, 2008

NOTE 1 – ORGANIZATION

Organization

Chaolei Marketing and Finance Company (f/k/a BioTex Holdings, Inc.) (the Company) was established to act as a sales, marketing and finance agent of Sichuan Chaolei Industry Stock Co, Ltd. (CICO), a company organized in the People’s Republic of China that mines silicon, produces poly- and mono- crystalline silicon ingots and wafers for use in photovoltaic cells and computer chips.  Additionally,  CICO owns a subsidiary company that produces pipes for hydroelectric projects.

Biotex Holdings, Inc. (previously Capital Ventures Group I, Inc.) was incorporated on December 17, 1999 under the laws of the State of Florida to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

The financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has incurred operating losses since its inception. This condition raises substantial doubt as to the Company’s ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Estimates that are critical to the accompanying financial statements arise from the determination of the fair value of the Company’s investment. Because such determination involves subjective judgment, it is at least reasonably possible that the Company’s estimates could change in the near term with respect to this matter.

Revenue Recognition

The Company derives its revenue from the sale of mined silicon, and poly- and mono-crystaline silicon ingots and wafers. The Company presents revenue in accordance with Staff Accounting Bulletin (SAB) No. 104 “Revenue Recognition in Financial Statements”.  Under SAB 104, revenue is realized when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectability is reasonably assured.

Accounts Receivable

The Company is required to estimate the collectibility of its accounts receivable. The Company's reserve for doubtful accounts is estimated by management based on a review of historic losses and the age of existing receivables from specific customers.  The Company considers all accounts receivable collectible as of September 30, 2008 and, therefore, no reserve has been recorded.

F-4

CHAOLEI MARKETING AND FINANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
 September 30, 2008

Concentration of Credit Risk

During the three and nine months ended September 30, 2008 one customer accounted for 100% of the Company's sales.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes (SFAS No. 109). Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Due to the net loss incurred in all periods, there is no provision for income taxes provided as a full valuation allowance has been established.

Net Loss Per Share

Basic and diluted net losses per common share are presented in accordance with SFAS No.128, Earning Per Share (SFAS No. 128), for all periods presented.

Stock-Based Compensation

In December 2004, Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), Share-Based Payment, (SFAS No. 123(R)) which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). SFAS No. 123(R) supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, (APB No. 25). SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Additionally, SFAS No. 123(R) amends the presentation of the statement of cash flows and requires additional annual disclosures. SFAS No. 123(R) is effective for public companies beginning with the first interim period that begins after June 15, 2005. In April 2005, the Securities and Exchange Commission adopted a new rule that postponed the effective date for SFAS No. 123(R) to the fiscal year beginning after June 15, 2005. The Company has adopted SFAS No. 123(R) on January 1, 2006, but as the Company does not have an option plan, there will be no effect upon implementation.

Goodwill and Indefinite-Lived Intangible Assets

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill represents the excess of the purchase price and related costs over the value assigned to net tangible and identifiable intangible assets of businesses acquired and accounted for under the purchase method, acquired in business combinations is assigned to reporting units that are expected to benefit from the synergies of the combination as of the acquisition date. Under this standard, goodwill and intangibles with indefinite useful lives are no longer amortized. The Company assesses goodwill and indefinite-lived intangible assets for impairment annually during the fourth quarter, or more frequently if events and circumstances indicate impairment may have occurred in accordance with SFAS No. 142.

F-5

If the carrying value of a reporting unit's goodwill exceeds its implied fair value, the Company records an impairment loss equal to the difference. SFAS No. 142 also requires that the fair value of indefinite-lived purchased intangible assets be estimated and compared to the carrying value. The Company recognizes an impairment loss when the estimated fair value of the indefinite-lived purchased intangible assets is less than the carrying value. The Company currently carries $53,794 as an intangible asset associated with the acquisition of the sales and marketing agreement with CICO.  The Company does not believe any impairment of this asset has occurred as of September 30, 2008 and, therefore, has recorded no loss from impairment in its Statement of Operations.

Long-Lived Assets

The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including property and equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets, annually, during the fourth quarter, or whenever events or changes in circumstances indicate that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

Business Combinations

In December, 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (hereinafter “SFAS No. 141 (revised 2007)”). This statement establishes principles and requirements for how an acquirer a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree, b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The scope of SFAS No. 141 (revised 2007) is broader than the scope of SFAS No. 141, which it replaces. The effective date of SFAS No. 141 (revised 2007) is for all acquisitions in which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this statement has no immediate material effect on the Company’s financial condition or results of operations.

Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB 51

In December, 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (hereinafter “SFAS No. 160”). This statement establishes accounting and reporting standards that require a) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled and presented in the consolidated statement of financial position with equity, but separate from the parent’s equity, b) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, c) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, d) when a subsidiary is deconsolidated, any retained noncontrolling  equity investment in the former subsidiary be initially measured at fair value and e) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. The effective date of this standard is for fiscal years and interim periods beginning on or after December 15, 2008. The adoption of this statement had no immediate material effect on the Company’s financial condition or results of operations.

F-6

CHAOLEI MARKETING AND FINANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
 September 30, 2008

Disclosure about Derivative Instruments and Hedging Activities

In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities,” an amendment of FASB Statement No. 133, (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s financial statements.

Determination of the Useful Life of Intangible Assets

In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets,”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under FASB 142 “Goodwill and Other Intangible Assets”. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of the expected cash flows used to measure the fair value of the asset under FASB 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles. The Company is currently evaluating the potential impact of FSP FAS 142-3 on its financial statements.

NOTE 4 – AGREEMENTS

On December 1, 2007, the Company entered into a 6 month employment agreement with its Assistant Secretary. The Company is obligated to pay to our Assistant Secretary $5,000 on the 15th of every month beginning December 15, 2007 and ending May 15, 2008. On April 12, 2008, the Company entered in to a 6 month employment agreement with its Assistant Secretary. The Company is obligated to pay to our Assistant Secretary $5,000 on the 15th of every month beginning June 1, 2008 and ending December 31, 2008.

On December 1, 2007 the Company entered into a 12 month Consulting Agreement with a consulting company to provide regulatory compliance, business development and other ancillary business services. The Company is obligated to pay the Consultant $5,000 per month, beginning December 1, 2007 and ending November 30, 2008.

NOTE 5 –  NOTES PAYABLE

On November 14, 2007, the Company borrowed $1,000 from a related party. The note was unsecured, bears interest at 10% and was due December 31, 2007. The note and accrued interest was fully repaid as of December 31, 2007.

F-7

CHAOLEI MARKETING AND FINANCE COMPANY
NOTES TO FINANCIAL STATEMENTS
 September 30, 2008

NOTE 6 – EQUITY

In January 2006 the Company issued 816,104 shares of common stock valued at $2,400 to its President in accordance with his employment agreement.

In March 2007 the Company issued 680,087 shares of common stock valued at $2,000 for services

During 2007, related parties paid $26,760 of bills on behalf of the Company and contributed $75,000 in working capital.  The Company recorded the transactions as capital contributions in the amount of $101,760.

On October 22, 2007, pursuant to a Sales and Marketing Agreement, (the ”SMA”) by and between the Company and Sichuan Chaolei Industry Stock Co., Ltd. a company organized under the laws of China (“CICO”), the Company purchased the right to act as CICO’s exclusive worldwide sales, marketing and finance agent for 56,794,042 shares of common stock, of which 53,794,042 were distributed to the CICO shareholders on a 1 for 1 basis, and 3,000,000 were distributed as consulting fees to an independent consultant of CICO’s . These shares were valued at $3,000. Pursuant to the SMA, the Company will receive 10% of all worldwide sales of CICO from the beginning of time and ending on October 22, 2057. As a result, the Company began operations as a sales and marketing agent, and is no longer a public shell corporation.

Reverse Stock Split

On October 19, 2007, the Company's stockholders approved a 1 for 2.9408 reverse stock split for its common stock. As a result, stockholders of record at the close of business on October 19, 2007, received one shares of common stock for every ten shares held. Common stock, additional paid-in capital and share and per share data for prior periods have been restated to reflect the stock split as if it had occurred at the beginning of the earliest period presented.

F-8

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events or our future performance. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this prospectus. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

Business Overview

We were incorporated on December 17, 1999 under the laws of the State of Florida to engage in any lawful corporate undertaking. In June, 2005 pursuant to a Stock Purchase Agreement and Share Exchange between the Company and BioTex Corp.(“Corp”), a Florida corporation, whereby the Company purchased all of the outstanding shares of Corp. and Corp. became a wholly owned subsidiary of the Company.  BioTex Corp was established in 2003 to develop and employ technologies from around the world to process biomass (plant derived) waste, extract the usable fractions, and then utilize or sell those extractions in further downstream processes.

On December 30, 2005, pursuant to a Stock Purchase Agreement and Share Exchange by and among the Company, Corp and BTX Holdings, Inc., a Florida corporation (“BTX”), BTX purchased all of the outstanding shares of Corp. Pursuant to the Agreement, the Company transferred all of the outstanding shares of Corp. to BTX and Corp. became a wholly owned subsidiary of BTX. Since the Company had no other assets than Corp. and all of the shares of Corp. were transferred to BTX, the Company became a shell company as defined in Rule 12b-2 of the Exchange Act.

On October 22, 2007, we entered into an Agreement with Sichuan Chaolei Stock Industry Co., Ltd, (“CICO”) a company located in Chengdu, Sichuan Province, People’s Republic of China.  Pursuant to the agreement, we acquired a Sales and Marketing Agreement from CICO for 53,793,990 shares of our common stock which provided for us to become the exclusive sales and marketing agent for CICO.  The acquisition was approved by the unanimous consent of our Board of Directors on October 22, 20007.  Pursuant to the Agreement, we filed an amendment in the State of Florida changing the name of the company to Chaolei Marketing and Finance Company. Pursuant to the Sales and Marketing Agreement, we will receive a commission of 10% of CICO’s worldwide revenues from all sources.  While we have signed supply contracts with 2 major customers during the 4th Quarter of 2007, sales of silicon products will show gradual increases until the first quarter of 2009, when full scale delivery should begin.

During the second quarter of 2008, an earthquake struck Sichuan Province, China.  The effects of this earthquake are still being felt.  Our main supplier, Sichauan Chaolei Industry Stock Co., Ltd is located in Sichuan province.  As a result of the earthquake, CICO was forced to halt its mining operations temporarily, which has temporarily interrupted our revenues.  It is anticipated that revenues will begin again during the fourth quarter of 2008 or first quarter of 2009.

Going Concern Consideration

As reflected in the accompanying financial statements, we have limited operations, a stockholders' equity of $127,746 and a working capital of $73,952 and used cash in operations of $2,808.  This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

We believe that actions presently being taken to obtain additional funding and implement our strategic plans provide the opportunity for us to continue as a going concern.

RESULTS OF OPERATIONS

Comparison of Results of Operations for the Nine Months Ended September 30, 2008 Compared to the Nine Months Ended September 30, 2007

The following table presents the statement of operations for the nine months ended September 30th, 2008 as compared to the comparable period of the nine months ended September 30th, 2007. The discussion following the table is based on these results.

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2008	2007	2008	2007

REVENUE	$-	$-	$137,175	$-

Total operating expenses	51,273	1,500	142,473	6,500

NET INCOME (LOSS)	$51,094	$(1,500)	$(5,089)	$(6,500)

Total Revenues

We had revenues of $137,175 for the nine months ended September 30, 2008 and $0 for the nine months ended September 30, 2007.  This increase is attributable to the receipt of commissions on sales of Sichuan Chaolei Industry Stock Co,, Ltd. pursuant to a Sales and Marketing Agreement entered into by the Companies on October 17, 2007.

Operating Expenses

Operating expenses for the nine months ended September 30, 2008 decreased to $0 from $2,000 for the nine months ended September 30, 2007 representing a decrease of $2,000. The decrease is attributable to a decrease in general and administrative expenses.

Net income (loss)

Net loss was US$5,089 for the nine months ended September 2008, compared to US$6,500 for the same period ended September 2007, a decrease of US$1,411. Our net losses decreased because of an increase in revenue as a result of the receipt of commissions on sales of Sichuan Chaolei Industry Stock Co,, Ltd. pursuant to a Sales and Marketing Agreement entered into by the Companies on October 17, 2007.

Comparison of Results of Operations for the Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

The following table presents the statement of operations for the year ended December 31, 2007 as compared to the year ended December 31, 2006. The discussion following the table is based on these results.

	For The Years Ended December 31,
	2007	2006

REVENUE	$14,489	$-

Total operating expenses	30,458	9,900

NET LOSS	$(15,969)	$(9,900)

Total Revenues

We had revenues of $14,489 for the year ended December 31, 2007 and $0 for the year ended December 31, 2006.  This increase is attributable to the receipt of commissions on sales of Sichuan Chaolei Industry Stock Co, Ltd. pursuant to a Sales and Marketing Agreement entered into by the Companies on October 17, 2007.

Operating Expenses

Operating expenses for the year ended December 31, 2007 increased to $30,458 from $9,900 for the year ended December 31, 2006 representing an increase of $20,558. The increase is attributable to an expansion in the operations of our business pursuant to a Sales and Marketing Agreement entered into by the Company and Sichuan Chaolei Industry Stock Co,, Ltd. on October 17, 2007.

Net income (loss)

Net loss was US$15,969 for the year ended December 31, 2007, compared to US$9,900 for the same period ended December 31, 2006, an increase of US$6,069. Our net losses increased because of  an expansion in the operations of our business pursuant to a Sales and Marketing Agreement entered into by the Company and Sichuan Chaolei Industry Stock Co,, Ltd. on October 17, 2007 .

Liquidity and Capital Resources

As of September 30, 2008, we have assets of $130,246 consisting of cash of $62,144, accounts receivable of $14,308 and intangible assets of $53,794 and total liabilities of $2,500.

We believe that we will need additional funding to satisfy our cash requirements for the next twelve months. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that additional financing will be available. In the absence of additional financing, we may be unable to proceed with our plan of operations.

We intend to hire additional employees for sales, administrative and finance support staff as necessary, though we have no time frame in which we expect to hire such staff. Additional sales staff, when required, will be hired on a commission basis, and administrative and finance support staff will only be hired when revenues are such that the company can support such a staff.   Completion of our plan of operations is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

We anticipate that our general and administrative expenses for the next 12 months will total $183,200.

The breakdown is as follows:

General and Administrative
	Legal and Accounting	$45,000
	Telecommunications	1,200
	Office Supplies	500
	Postage & Shipping	1,200
	Travel	10,000
	Utilities	4,800
	Taxes and Licenses	500
	Salaries and Wages	120,000
TOTAL		$183,200

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan. In the event we are not successful in reaching our initial revenue targets, additional funds may be required and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we could incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our business operations to cover our operating expenses.

 We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $183,200. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 2 to the audited financial statements for the year ended December 31, 2007. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Recently Issued Accounting Pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the year ending December 31, 2009, we will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, it is required to file the auditor’s attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires us to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. We will adopt this standard at the beginning of our year ending December 31, 2008 for all prospective business acquisitions. We have not determined the effect that the adoption of SFAS No. 141(R) will have on our financial results .

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. We will adopt this standard at the beginning of our year ending December 31, 2008 for all prospective business acquisitions. We have not determined the effect that the adoption of SFAS No. 160 will have on our financial results.

In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. We will adopt this standard at the beginning of our year ending July 31, 2009. We do not expect the adoption of SFAS No. 161 to have a material impact on our financial results.

We do not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of February 4, 2009 are as follows:

Name	Age	Position	Date Appointed
Fan Luo	51	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Chairman of the Board of Directors	October 22, 2007
Cuiling Jia	42	Director	October 22, 2007
Chaoyi Zhong	43	Director	May 27, 2008
Zhou Bin	65	Director	October 22, 2007
Zhong Hua	24	Director and Secretary	October 22, 2007
Liu Xingyou	62	Vice President	October 22, 2007
Zhou Qin	45	Vice President	October 22, 2007
Liao Xueji	52	Vice President	October 22, 2007
Lei Li	42	Vice President of Finance	October 22, 2007

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Fan Luo, Chairman, President, CEO, CFO and Principal Accounting Officer

Mrs. Luo, our President, CEO, CFO and Chairman of the Board of Directors, has been engaged in senior administrative work in government and Metallurgy enterprise.  She has rich experience in management as well as business administration, and great foresight in technical fields. She is also the President and Chairman of Sichuan Chaolei Industrial Stock Co, Ltd., which is located in Chengdu, Sichuan Province, China, and has led that company to become a silicon production enterprise with a promising future.  She currently holds a Masters degree in Metallurgy and a MBA.

Cuiling Jia, Director

Ms. Jia earned a bachelor degree in economics management.  Prior to joining the Company, she was engaged in the securities brokerage field for 11 years.  She was the director of securities brokerage at Tiantong Securities Co., LTD.  She passed the qualification examination of national security brokerage, proxy security issuing and security investment consulting.  She is a licensed securities broker in China

Chaoyi Zhong, Director

Mr. Zhong is a senior economic manager and visiting professor who has worked in government, universities, and enterprises in China.  He has successively served in various executive officer and board positions in China state owned enterprises, as well as foreign-owned enterprises.   Mr. Zhong has rich theoretical knowledge and practical experience in enterprise management, production management, asset and capital operation.

Zhou Bin, Director

Zhou Bin graduated from Lanzhou University with a Masters Degree in nuclear physics. At the Chinese Academy of Science, Zhou Bin has been engaged in exploration and design of industrial automatic products and applications of computer for over 10 years prior to joining the Board of CMFC.  He presided over the building of the computer center in the Xinjiang Weiwuer autonomous region in China.  He completed an independent study in Great Britain of the computer automatic test as well as data acquisition and processing system data was collected from over 3530 employees of Solartron Company.  Zhou Bin earned a provincial award for advancement in the field of science and technology for the national science foundation project of young scholars where studies were completed on superficial exposure depths and its effect on the body and on optical fiber super-micronutrient analysis systems.  Zhou also presided over a national five-year plan research and development project---“12-4K-2-03: completing the exploration of 12 industrial automatic products through cooperation, and gaining national award.

Zhong Hua, Director and Secretary

Zhong Hua, age 24, graduated from Sichuan Normal University, majoring in tourism and art design.  Zhong was once a clerk of Chengdu Jiazhou international hotel and China Railway Container Transportation Co., Ltd.

Liu Xingyou, Vice President

Liu Xingyou, age 62, has over twenty years experience in the legal field.  Liu was once the president of the People’s Court of Sichuan Province, and an investigator in the CPC Pengzhou Municipal Party Committee.  Liu has a strong professional knowledge of law, administrative management and good organization and planning abilities.

Zhou Qin, Vice President

Zhou Qin, age 45, earned a masters degree in aviation and space navigation system engineering and management engineering at North-West Industrial University.  A former air force colonel in the People’s Liberation Army, Zhou was at the head of the educational administration department and director of the teaching planning office, the managing officer of Air Force Equipment Plant of Chengdu Military Region and the assistant general manager of the Sichuan Traffic and Oilseeds Company.

Liao Xueji, Vice President

Liao Zueji, age 52, was once the colonel in the People’s Liberation Army.  Liao has many years of enterprise management experience.  Liao completed multiple theses for the China Military Library and Contemporary National Defense Library of China.  Liao was once the deputy executive president of Sichuan Longtan Mineral Water Plant and deputy executive manager of Chaoran Water Industry CO.,LTD.

Lei Li, Vice President of Finance

Lei Li, age 42, headed up the finance department of the Nitrogenous Fertilizer Plant and Insulated Materials CO.,LTD in Sichuan Ya’an.  Lei was an audit assistant in the Sichuan Zhongheng Accountant Office and department manager of Sichuan Qianjing Accounting Company.

None of the officers or directors have any material plan, contract or arrangement to which an officer or director is a party or in which he or she participates that is entered into in connection with the triggering event or any grant or award to any such covered person under any such plan, contract or arrangement in connection with any such event.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2008 and 2007 in all capacities for the accounts of our executive, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Fan Luo President, CEO, CFO, and Chairman	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Cuiling JIa Director	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Chaoyi Zhong Director	2008	0	0	0	0	0	0	0	0
		0	0	0	0	0	0	0	0
Zhou Bin Director	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Zhong Hua Secretary and Director	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Liu Xingyou Vice President	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Zhou Qin Vice President	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Liao Xueji Vice President	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Lei Li Vice President of Finance	2008	0	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0	0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through February 4, 2009.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending February 4, 2009 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (‘LTIP’) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of February 4, 2009 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Luo Fan No.7, Unit 2, Building 3, No.14, South West Fuqin Road, Jinniu District Chengdu, Sichuan 610031 China	10,621,226	18%

Common Stock	Cuiling Jia No.101, Unit 2, Buliding 4 No.29 South Dongguan Street Penglai Shandong 265600 China	3,727,092	6%

Common Stock	Zhou Bin No.426,Unit3,Building4 No.79 4th Section of 1st Ring Road Jinjiang District Chengdu Sichuan 610031 China	53,106	0.09%
Common Stock	Zhong Hua No.3, Unit3, Building 2 No.99,Baojai Lane,Qingyang District Chengdu, Sichuan 610017 China	690,379	1.15%
Common Stock	Liu Xingyou No.16,Zhengfu Street Pengzhou Sichuan 611944 China	531,061	0.81%
Common Stock	Liao Xueji No.11,Unit2,Building1 No.26,Ping'an Street Chenghua District Chengdu Sichuan 610000 China	159,398	0.27%

Common Stock	Lei Li No.19,Unit2,Building7 No.18,Xinkang Road Ya'an Sichuan 625000 China	53,106	0.09%

Common Stock	Chaoyi Zhong Address:	0	0%

Common Stock	Zhou Qin Address:	0	0%

Common Stock	All officers and directors as a group (9 persons)	15,144,989	25%

(1)	Based on 59,999,756 shares of our common stock issued and outstanding as of February 4, 2009.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

In October 2007, we issued 10,621,227 Restricted Shares of Common Stock to our President, Fan Luo, pursuant to the acquisition of a Sales and Marketing Agreement valued at $10,621 ($0.001 per share). The Shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of shares to Ms. Luo.

In October 2007, we issued 3,727,092 Restricted Shares of Common Stock to our Director, Cuiling Jia, pursuant to the acquisition of a Sales and Marketing Agreement valued at $3,727 ($0.001 per share). The Shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of shares to Ms. Jia.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Florida Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

CHAOLEI MARKETING AND FINANCE COMPANY
1,711,026 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: February __, 2009

 PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$1
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$1,000
Legal fees and expense	$20,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$21,001

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Florida Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Recent Sales Of Unregistered Securities.

In January 2006 the Company issued 816,104 shares of common stock valued at $2,400 to its President in accordance with his employment agreement.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

In March 2007 the Company issued 680,087 shares of common stock valued at $2,000 for services.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

On October 22, 2007, pursuant to a Sales and Marketing Agreement, (the ”SMA”) by and between the Company and Sichuan Chaolei Industry Stock Co., Ltd. a company organized under the laws of China (“CICO”), the Company purchased the right to act as CICO’s exclusive worldwide sales, marketing and finance agent for 56,794,042 shares of common stock, of which 53,794,042 were distributed to the CICO shareholders on a 1 for 1 basis, and 3,000,000 were distributed as consulting fees to an independent consultant of CICO’s . These shares were valued at $3,000. Pursuant to the SMA, the Company will receive 10% of all worldwide sales of CICO from the beginning of time and ending on October 22, 2057. As a result, the Company began operations as a sales and marketing agent, and is no longer a public shell corporation.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation and amendment (1)
3.2	By-Laws (1)
5.1	Legal Opinion of Anslow & Jaclin, LLP filed herewith
10.1	Solar Grade Polysilicon Wafer Supply Agreement by and between the Company and OSUNG LST Co., Ltd (2)
10.2	Solar Grade Polysilicon Supply Agreement by and between the Company and Canadia Solar, Inc. (2)
10.3	Agreement to Acquire Marketing and Commission Agreement by and among Sichuan Chaolei Industry Stock Company, LTD and Chaolei Marketing and Finance Company. (3)
23.1	Consent of Jewett Schwartz Wolfe and Associates filed herewith.
24.1	Power of Attorney

(1) Incorporated by reference to Form 10SB filed on March 20, 2003
(2) Incorporated by reference to Form 8-K filed on December 17, 2007
(3) Incorporated by reference to Form 8-K filed on October 26, 2007

Undertakings.

The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       i.              To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)        Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       iii.             The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

       iv.             Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Hollywood, Florida on February 9, 2009.

CHAOLEI MARKETING AND FINANCE COMPANY

By:	/s/ Fan Luo
Fan Luo
Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Controller, Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Luo Fan and each of them, her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities (including her capacity as a director and/or officer of Chaolei Sales and Marketing Company) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

	Name	Title	Date

By:	/s/ Luo Fan	Chairman of the Board of Directors, CEO, CFO, Controller and
	Luo Fan	Principal Accounting Officer	February 9, 2009

By:	/s/ Cuiling Jia	Director
	Cuiling Jia		February 9, 2009

By:	/s/ Chaoyi Zhong	Director
	Chaoyi Zhong		February 9, 2009

By:	/s/ Zhou Bin	Director
	Zhou Bin		February 9, 2009

By:	/s/ Zhong Hua	Secretary and Director
	Zhong hua		February 9, 2009

By:	/s/ Liu Xingyou	Vice President
	Liu Xingyou		February 9, 2009

By:	/s/ Zhou Qin	Vice President
	Zhou Qin		February 9, 2009

By:	/s/ Liao Xueji	Vice President
	Liao Xueji		February 9, 2009

By:	/s/ Lei Li	Vice President of Finance
	Lei Li		February 9, 2009

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